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Exhibit 23 - Consent of Independent Accountants

We hereby consent to the incorporation by reference in each of the Registration Statements on Form S-8 (No.'s 2-93993, 33-25980, 33-41396, 33-57372, 33-86262
and 33-86376) of Personal Computer Products, Inc. of our report dated September 25, 1995 appearing on page 14 of this Form 10-KSB.



BOROS & FARRINGTON APC
San Diego, California
September 25, 1995